Exhibit 99.2

ENDI Enterprise Diversified Investor Presentation August 7, 2020

Overview

Enterprise Diversified, Inc. is primarily focused on partnering with alternative asset managers, in addition to holding interests in companies associated with internet access, real estate, and home services.

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SECOND-QUARTER NOTABLES

Enterprise Diversified is focused on creating long-term value for shareholders.

In the second quarter of 2020, Enterprise Diversified continued to refocus the company on the asset management business, where we have maximum optionality and long-term upside potential.

Developed and approved “Willow Oak 2025: A Five-year Plan for Growth,” to position Willow Oak for aggressive growth

Expanded Willow Oak’s network and broadened exposure for our affiliated funds through our social media presence

Supported the growth of Willow Oak-affiliated funds, increasing investor accounts on the platform by more than 17% compared to the previous year’s second quarter

Further reduced company debt with year-over-year quarter-end comparison, showing a reduction of total company debt by approximately $620,000

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CORPORATE ORGANIZATION – PRIMARY ENTITIES

Enterprise Diversified Asset Management Real Estate Operations Non-Core

Willow Oak Asset Management Focused Compounding Capital Management EDI Real Estate Sitestar.net

Passive stake in historical real estate holdings Royalty stream – home services business Opportunistic investments

Alluvial Fund – Strategic partner Bonhoeffer Fund – Internal Fund Fund Management Services – Arquitos Capital Focused Compounding Fund

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Leadership Team

Enterprise Diversified Board of Directors Defines and approves the strategic vision of Enterprise Diversified Advises and supports network growth of Willow Oak Asset Management

Steven Kiel Executive chairman Oversees the execution of the strategic vision for Enterprise Diversified and its subsidiaries Strategically drives the growth of Willow Oak Asset Management

Alea Kleinhammer Vice President & Chief Financial Officer Monitors and reports on the financial strength of Enterprise Diversified and its subsidiaries Oversees the activities and drives the strategic direction of each subsidiary

Jessica Greer Vice President & Chief of Staff Manages the daily activities of the asset management division including network building, investor relations, and Fund Management Services Provides operational guidance for Enterprise Diversified and its subsidiaries

Mary Kate LaCroix Vice President, Operations Monitors and manages the operational strength of Enterprise Diversified and its subsidiaries Provides assistance in the development of the asset management division including investor relations and Fund Management Services

6 Q2 Financial Review

For the quarter ended June 30, 2020 – Subsidiaries	Asset Management	Real Estate	Internet	Other	Consolidated
Revenues	40,868	16,494	245,215	-	302,577
Alluvial Fund	1,227,951	-	-	-	1,227,951
Total revenues	1,268,819	16,494	245,215	-	1,530,528
Cost of revenue	-	7,114	79,229	-	86,343
Operating expenses	93,742	1,075	46,434	204,391	345,642
Other income (expense)	-	(6,730)	2,753	3,750	(227)
Income (loss) from discontinued operations	-	-	-	3,149	3,149
Total net income (loss)	$1,175,077	$1,575	$122,305	$(197,492)	$1,101,465

Willow Oak Asset Management partners with unique investment managers and offers operational support through Fund Management Services.

8 FOCUSED COMPOUNDING CAPITAL MANAGEMENT

Willow Oak co-launched Focused Compounding Fund, LP, on January 1, 2020. As an owner of Focused Compounding Capital Management, Willow Oak earns 10% of all fees earned through the fund and managed accounts. Willow Oak provides operational support through Fund Management Services.

Focused Compounding

Investing through both a private partnership and managed accounts, Focused Compounding spends 99% of their time focused on the 1% of stocks every other fund ignores. Finding and investing in great off-the-radar businesses, Focused Compounding achieves uncorrelated returns from a portfolio of companies overlooked by other investors and the market.

Cofounders Geoff Gannon and Andrew Kuhn market to wide audiences through regular podcasts, videos, and research. Learn more at focusedcompounding.com.

Focused Compounding “We spend 99% of our time on the 1% of stocks every other fund ignores.”

9 Alluvial Fund

Willow Oak seeded Alluvial Fund in 2017. As a special partner, Willow Oak earns a fee share in addition to income related to our investment. As of June 30, 2020, the value of Willow Oak’s investment in Alluvial totaled $9,532,332.

Alluvial Fund

Alluvial Fund looks for complicated, underestimated—even stigmatized—businesses across industry sectors and geographies. Operating off the beaten path, Alluvial turns over rocks, conducting comprehensive research to build a portfolio of little-known but well-equipped companies on a path to success.

David Waters founded Alluvial Capital Management in 2014; in addition to the fund, Dave manages capital for clients through managed accounts and maintains an investing blog at OTCAdventures.com.

Alluvial Fund, LP

10 Bonhoeffer Fund

Willow Oak co-launched Bonhoeffer Fund in 2017. As the general partner for the fund, Willow Oak earns 50% of all fees earned. Willow Oak provides operational, marketing, and investor relations support through our Fund Management Services.

Bonhoeffer Fund

The bedrock of the Bonhoeffer Fund is independent thinking combined with rigorous analysis, steeped in the principles of finance and corporate valuation. Applying concepts from developed markets that have been effective, the fund identifies and invests in companies that exhibit those qualities in disrupted industries, misunderstood sectors, and emerging markets.

Portfolio Manager Keith Smith is a director for Enterprise Diversified and an advisor for Willow Oak; he brings more than 20 years of experience as a valuation expert and a decade of personal investing experience during which he developed and executed the Bonhoeffer strategy, producing exceptional returns over that time.

B Bonhoeffer Capital Management

11 FUND MANAGEMENT SERVICES

Willow Oak launched our Fund Management Services (FMS) in 2018, offering tailored services to boutique fund managers. Willow Oak’s FMS team provides investor relations, marketing, compliance, and operational infrastructure to help funds scale.

Alluvial Fund, LP

Arquitos Capital Management

B Bonhoeffer Capital Management

Focused Compounding “We spend 99% of our time on the 1% of stocks every other fund ignores.”

12 Focused on Growth

Increasing assets under management

Adding fundsto the Willow Oak platform

Increasing visibility of Willow Oak and associated funds

Growing the Willow Oak network of emerging manager partners, investors, and Fund Management Services clients

13 WILLOW OAK BY THE NUMBERS

Network Growth: In the second quarter of 2020, Willow Oak developed and approved an aggressive five-year growth plan, effectively focusing the company on the short- and longer-term growth opportunities of the asset management division.

In April, Willow Oak launched our Value Hour series. Each episode features Willow Oak’s affiliated fund managers and Fund Management Services team members discussing investment and operational topics relevant to our partners and investors. Sign up to receive the latest news on our affiliated funds at willowoakfunds.com/news-and-views and subscribe to our YouTube channel at youtube.com/WillowOakAssetManagement.

	Quarter Ended June 30, 2020	Quarter Ended June 30, 2019	% Growth
Realized and unrealized gains (losses) on investment activity	$1,228,776	$547,559	124.4%
Management and performance fee revenue	$16,043	$15,964	0.5%
Fund Management Services revenue	$24,000	$25,657	(6.5%)
Assets under management	$49,503,044	$53,589,751	(7.6%)
Investor accounts	218	185	17.8%

Real Estate

Enterprise Diversified holds a 35% stake in Mt Melrose and operates a historical property portfolio located in Roanoke, Virginia.

15 Real Estate

Mt Melrose, LLC (MM)

Enterprise Diversified holds a 35% ownership stake in Mt Melrose and is in partnership with a third-party operator. Financial results for Mt Melrose have been deconsolidated as of the period ended June 30, 2019.

EDI Real Estate, LLC (EDI)

EDI consists of a portfolio of six properties and several vacant lots located in Roanoke, Virginia. These properties are legacy properties that were purchased by previous management prior to 2016 as part of a reinvestment strategy for the internet segment’s excess cash flows.

NON-CORE

Enterprise Diversified carries out several non-core activities consisting of legacy businesses and opportunistic investments.

17 Non-Core

Sitestar.net INTERNET

Sitestar.net offers consumer and business-grade internet access, wholesale managed modem services, web hosting, third-party software as a reseller, and various ancillary services to customers in the United States and Canada.

	6-30-2020	6-30-2019	6-30-2018
Revenue	$245,215	$265,917	$297,587
Net Income	$122,305	$127,180	$156,357

TRIAD GUARANTY

Enterprise Diversified issued a high-interest note payable with recourse to Triad Guaranty, Inc., a post-bankruptcy shell company with approximately $500 million in Net Operating Loss carryforwards that begin to expire in 2028.

HOME SERVICES

Enterprise Diversified sold its former home services subsidiary on May 24, 2019, in exchange for a royalty stream over the next five years. We receive 7.5% of revenue generated by our customers in the first year and 5% of revenue for each of the next four years.

18 Disclaimer

This presentation may contain forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as may, will, should, anticipate, estimate, expect, project, intend, plan, believe, seek, would, could, and similar words or expressions and are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect management’s expectations at the date of this presentation regarding future conditions, events, or results. They are not guaranties of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated by the forward-looking statements.

There are many factors that could cause actual conditions, events, or results to differ from those anticipated by the forward-looking statements contained in this presentation. Readers are cautioned not to place undue reliance on forward-looking statements in this presentation. We do not undertake to update any forward-looking statements included in this presentation. The statements in this presentation are for the convenience of our shareholders, capital partners, and other stakeholders and are qualified in their entirety by reports that we file with the SEC.

ENDI Enterprise Diversified www.enterprisediversified.com